UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2009
NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 South Orange Avenue
Suite 900
Orlando, Florida	32801

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (407) 265-7348
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 12, 2009, National Retail Properties, Inc. (the “Company”) entered into an indemnification agreement (the “Indemnification Agreement”) with each of the following directors and executive officers: Craig Macnab, Ted B. Lanier, Don DeFosset, Dennis E. Gershenson, Kevin B. Habicht, Richard B. Jennings, Robert C. Legler, Robert Martinez, Julian E. Whitehurst, Paul E. Bayer, and Christopher P. Tessitore (collectively, the “Indemnitees” and each an “Indemnitee”). The Indemnification Agreement provides that the Company shall, to the maximum extent permitted by law, indemnify each Indemnitee and advance expenses and costs in connection with any claims, suits or proceedings arising as a result of the Indemnitee’s service as a director or executive officer of the Company. Each Indemnification Agreement affirms the rights to indemnification and expense advancement already provided to such directors and executive officers under the Company’s articles of incorporation and bylaws.
     The description of the Indemnification Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Form of Indemnification Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht

Name:	Kevin B. Habicht
Title:	Executive Vice President,
Chief Financial Officer,
Assistant Secretary and Treasurer
Dated: June 12, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement.